Exhibit 4.3.2

AMENDMENT NO. 2

TO

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 2, dated as of June 9, 2006 (this “Amendment No. 2”), to the AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of September 30, 2004 (the “Registration Rights Agreement”), is among ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto.

WHEREAS, pursuant to Section 9(d) of the Registration Rights Agreement, the Registration Rights Agreement may be amended if the amendment is approved in writing by the Company and the holders of at least a majority of the Registrable Securities;

WHEREAS, the Company and the parties hereto wish to amend the Registration Rights Agreement to, among other things, clarify the parties to the Registration Rights Agreement and the holders of Registrable Securities;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment.

(a)           Section 2(b)(i)(y) of the Registration Rights Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(y) third, the number of other Registrable Securities held by each of the persons listed on Schedule IV hereto (the “Other Registrable Securities”) and”

(b)           Section 9(m) of the Registration Rights Agreement is hereby amended by deleting the heading to such section and replacing it with the following:

“Joinder Agreement; Series B Preferred and Series C Preferred.”

(c)           The Registration Rights Agreement is hereby amended to add a new Section 9(n) to read as follows:

“(n)         Joinder Agreement; Common Stock.  Any person who becomes a holder of common stock of the Company may become a party to this Agreement with the consent of the Company by executing a Joinder Agreement in the form attached hereto as Exhibit C and delivering such Joinder Agreement to the Company.  Upon such execution and delivery by the holder and acceptance by the Company as indicated by its countersignature on the Joinder Agreement, Schedule IV of the Agreement shall be amended to include such holder.”

(d)           The Registration Rights Agreement is hereby amended to add a new Section 9(o) to read as follows:

“(o)         Holders of Registrable Securities.  Only those parties listed on Schedule I, Schedule II, Schedule III and Schedule IV have rights under this Agreement unless a person executes a joinder agreement in a form consistent with Exhibit B to Amendment No. 1 to this Agreement or a joinder agreement in a form consistent with Exhibit C to Amendment No. 2 to this Agreement; provided, that the Company may grant rights to other Persons as set forth in Section 1(g) above.”

(e)           The Registration Rights Agreement is hereby amended to add a new Schedule IV reflecting holders of other Registrable Securities as set forth in Section 2(b)(i)(y) in the form attached hereto.

(f)            The parties hereto confirm that the notice in the form attached hereto as Exhibit D regarding the Registration Statement representing the form of Piggyback Notice pursuant which is mailed to holders within __ days of this Amendment No. 2 is deemed to comply with the notice requirement of Section 2(a) and such notice will be deemed to have been delivered when given in accordance with the provisions of Section 9(k).

2.             Governing Law.

This Amendment No. 2 shall be governed in all respects by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

3.             Counterparts.

This Amendment No. 2 may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

2

ACA CAPITAL HOLDINGS, INC.

By:
Name: Nora J. Dahlman
Title: General Counsel & Secretary

Shares of Capital Stock
Stockholder		of the Company Owned

BSMB/ACA LLC
Series B Senior Convertible Preferred—1,685,663.8305
By:	Bear Stearns Merchant Manager II, LLC,
its Manager
By:	JDH Management, LLC, its Manager

By:
Name:
Title:

THE STEPHENS GROUP, INC.
Common—237,623.8
Convertible Preference—273.4
By:		Senior Convertible Preferred—25.8
Name:		Series B Senior Convertible Preferred—267,565.6819
Title:

THIRD AVENUE TRUST ON BEHALF OF THE
THIRD AVENUE VALUE FUND SERIES		Common—118,811.9
Convertible Preference—258.7
Senior Convertible Preferred—103.4
By:		Series B Senior Convertible Preferred—133,782.8436
Name:
Title:

THIRD AVENUE TRUST ON BEHALF OF THE		Common—118,811.9
THIRD AVENUE VALUE FUND SERIES		Convertible Preference—258.7
Senior Convertible Preferred—103.4
By:		Series B Senior Convertible Preferred—133,782.8436
Name: David M. Barse
Title: President

CHESTNUT HILL ACA, LLC
Common—237,623.8
Convertible Preference—163.5
By:		Senior Convertible Preferred—103.4
Name:		Series B Senior Convertible Preferred—267,565.6983
Title

3

SCHEDULE IV

Name	Number of Shares of Common Stock	Number of Shares of Convertible Preference Stock	Number of Shares of Senior Convertible Preferred Stock

Chestnut Hill ACA, LLC GCC Investments, Inc.	237,623.8	163.45234901
60 William Street Suite 230 Wellesley, MA 02481 Attention: Demos Kouvaris/John G. Berylson

Stephens Group, Inc. The Stephens Group, Inc.	237,623.8	273.39936313	25.84523836
111 Center Street Little Rock, AR 72201 Attention: Douglas Martin

Insurance Partners, L.P. Capital Z Partners, Ltd.	151,961.6
54 Thompson Street. New York, NY 10012 Attention: Brad Cooper

Insurance Partners Offshore (Bermuda) L.P. Capital Z Partners, Ltd.	83,751.6
54 Thompson Street New York, NY 10012 Attention: Brad Cooper

IP/MCLP, L.L.C. Capital Z Partners, Ltd.	1,910.6
54 Thompson Street New York, NY 10012 Attention: Brad Cooper

Third Avenue Trust Third Avenue Value Fund	118,811.9	258.66749877	103.38095339
767 Third Avenue New York, NY 10017 Attention: David Barse

Life Investors Insurance Company of America Aegon	59,405.9	43.94368178

400 West Market Street
Louisville, KY 40202
Attention: John Skaggs
With copies to:
Aegon
400 W. Market Street, 10th Floor
Louisville, KY 40202
Attention: Kirk Buese
and copies to:
Aegon
400 W. Market Street, 4th Floor
Louisville, KY 40202
Attention: Paul Houk

Transamerica Life Insurance Company Aegon	59,405.9	43.94368178

400 West Market Street
Louisville, KY 40202
Attention: John Skaggs
With copies to:
Aegon
400 W. Market Street,
10th Floor
Louisville, KY 40202
Attention: Kirk Buese
and copies to:
Aegon
400 W. Market Street, 4th Floor
Louisville, KY 40202
Attention: Paul Houk

Madelyn Amundsen	79.2
444 East 81st Street, #25 New York, NY 10028

Diane Aurelio	396.0
374 South End Avenue, #30K New York, NY 10280

Maryann Aurelio	396.0
345 South End Avenue, #5K New York, NY 10280

Maureen Brown	79.2
195 West 2nd Street North Cowley, WY 82420-0216

Eugenia Burzynski	1,980.2
2709 Partridge Court Cape Girardeau, MO 63701 With copies to: Eugenia Burzynski c/o Edward and Frances Burzynski 4101 Nowak Road Gaylord, MI 49735

Debra Clawar	396.0
Two Columbus Avenue #2B New York, NY 10023

Stanley Clawar	1,188.1
2204 N. Stone Ridge Lane Lane Villanova, PA 19085

Fred Croft	792.1
101 Washington Street Suite 166 Grand Haven, MI 49417

Kathleen Cully	514.9
220 Madison Avenue, Apt. 14B New York, NY 10016-3415

Richard Dent	158.4
5204 Springlake Way Baltimore, MD 21212

Keith Foley	990.1
345 South End Avenue #5K New York, NY 10280

Chris Fraser	237.6
813 Tealwood Circle Flower Mound, TX 75028

Mark Golombeck	435.6
408 South Parkway Clifton, NJ 07014-1241

Kenneth Hall	2,376.2
599 Branchville Road PO Box 699 Ridgefield, CT 06877

Elizabeth Hill	396.0
27 Old Pine Drive Manhasset, NY 11030

Tom Hoens	1,1881
434 Tremont Avenue Westfield, NJ 07090-2174

Bill Hogan	277.2
37 Franklin Street Cedar Grove, NJ 07009

Arthur Isack	792.1
4738 Massachusetts Avenue, NW Washington, DC 20016

Byron Klapper	792.1
37 Tara Lane Montville, NJ 07045

Michael Madison	396.0
81 Charter Circle, Apt. #2P Ossining, NY 10562

Kathleen Maloney	1,188.1
569 Shore Acres Drive Mamaroneck, NY 10543

Wayne Marsden	1,584.2
9220 Fall River Lane Potomac, MD 20854

Rose Ann Montemurro	118.8
1832 West 9th Street Brooklyn, NY 11223

Tyler Nelson	2,376.2
c/o First National Bank 245 East First Street (POB 907) Powell, WY 82435

Thomas Sackett	396.0
328 Summit Avenue Hartford, WI 53027-1746

Steve Schrager	792.1
15 Crosswicks Road Freehold, NJ 07728

Robert Smith	792.1
2281 Apache Pass Road Somerset, CA 95684

BankAmerica Investment Corporation		87.88736355	-
600 Montgomery Street CA5-801-12-02 San Francisco, CA 94111 Attention: G M. Tsuyuki

FW ACA Investors, L.P.		87.88736355	-
Attn: Kevin G. Levy 201 Main Street, Suite 3100 Forth Worth, TX 76102

Edward Gilpin	8,788.8	-
17 Forest Lane Scarsdale, NY 10583

Maryam Muessel	54,447.5*	-
351 Kent Hollow Road Kent, Connecticut 06757

Michael Satz	9,608.7	-
47 East 88th Street, Apt. 14B New York, NY 10128

William Tomljanovic	8,788.8	-
6 Little Falls Way Scotch Plains, NJ 07076

*36,870 of which obtained upon June 2006 exercise of options.

Exhibit C

JOINDER AGREEMENT

                This JOINDER AGREEMENT, dated as of _________, 200_ (this “Joinder Agreement”), is between ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), and ________________ (the “Joining Party”).

                WHEREAS, the Company, BSMB/ACA LLC, a Delaware limited liability company, and other stockholders of the Company are parties to the Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, as amended from time to time in accordance with its terms (the “Registration Rights Agreement”);

                WHEREAS, the Joining Party has become a holder of Common Stock of the Company;

                WHEREAS, the Joining Party wishes to join and become a party to the Registration Rights Agreement, and the Company wishes to accept the Joining Party as a party thereto, all on the terms of this Joinder Agreement; and

                WHEREAS, this Joinder Agreement is intended to modify the Registration Rights Agreement and is delivered pursuant to and conforms with the requirements of Section 9(n) of the Registration Rights Agreement;

                NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                1.             Joinder.

                The Joining Party hereby joins and becomes a party to, and the Company hereby accepts the Joining Party as a party to, the Registration Rights Agreement.  The Company and the Joining Party each acknowledge and agree that the Joining Party is entitled to the benefits, and is subject to the obligations, of a holder of Other Registrable Securities listed on Schedule IV of the Registration Rights Agreement.

                2.             Acknowledgement.

                The Joining Party acknowledges that it has received a copy of the Registration Rights Agreement.

                3.             Schedule IV.

                For purposes of Schedule IV of the Registration Rights Agreement, the Joining Party’s address and number of shares of Common Stock are:

Address:	[_______________________]

Attention:	[_______________]
[Number of shares]

                4.             Governing Law.

                This Joinder Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

5.                                       Counterparts.

This Joinder Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[The remainder of this page intentionally has been left blank.]

                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date first above written.

ACA CAPITAL HOLDINGS, INC.:

By:____________________________
Name:
Title:

JOINING PARTY:

[______________________________]

By:____________________________
Name:
Title:

Exhibit D

ACA CAPITAL HOLDINGS, INC.

140 Broadway

New York, New York 10005

Via Registered Mail

[DATE]

To                                      :

Reference is hereby made to the Registration Rights Agreement, dated as of September 23, 1997, the Registration Rights Agreement, dated as of February 28, 2001, and the Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, and Amendment No. 1 to the Registration Rights Agreement, dated as of November 2, 2004 (collectively, the “Agreement”), by and among ACA Capital Holdings, Inc. (the “Company”) and certain of its stockholders that are parties thereto.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to Section 2(a) of the Agreement, we hereby notify you that the Company is proposing the registration of shares of its Common Stock under the Securities Act (the “Registration”) for sale to the public in an underwritten offering and has filed a preliminary registration statement on Form S-1 with the Commission on May 10, 2006.

If you would like to include some or all of your Registrable Securities in the Registration, you are required under Section 2(a) of the Agreement to deliver a request for inclusion to the Company within 20 days of the receipt of this letter as determined in accordance with the Agreement.

We would like to remind you that, under Section 7(a) of the Agreement, your right to be included in the Registration is conditioned upon your agreement to sell your securities on the basis provided in any underwriting arrangements approved by the parties entitled to approve such arrangements.  In addition, if you elect to participate in the Registration, you will be required to complete and execute all questionnaires, powers of attorney, indemnities, escrow arrangements and underwriting agreements and deliver opinions required under the terms of such underwriting arrangements.  Notwithstanding the foregoing, if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such offering (w) first, the number of securities which the Company proposes to sell, (x) second, the number of securities held by holders of Series B Senior Convertible Preferred Stock proposed to be sold, (y) third, the number of shares of registrable securities held by persons party to the Agreement described above and (z) fourth, the number of securities held by other persons with registration rights, in each case as requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range acceptable to the Company, pro rata among the specific persons in the relevant class, on the basis of the number of securities owned by each such holder.

We also remind you that the Company has the right to terminate or withdraw the Registration prior to the effectiveness of the Registration, whether or not any Holder has elected to include securities in the Registration.

As you should be aware, pursuant to Section 3(a) of the Agreement, you have agreed that no holder of Registrable Securities shall effect the sale, distribution or transfer of the Company’s securities during the seven days prior to and 180-day period beginning on the effective date of the initial public offering.  In addition as a condition to the underwriting by the underwriters and in accordance with Section 3(a), the Company’s stockholders who are party to the Agreement will be required to execute, prior to the initial marketing of the offering, a lock-up agreement with the underwriters relating to transfers, sales or distributions of the Company’s securities following the effective date of the Company’s registration statement.

Please feel free to contact Nora J. Dahlman at (212) 375-2494 with any questions regarding these matters.

Very truly yours,

ACA CAPITAL HOLDINGS, INC.

Alan S. Roseman
President and Chief Executive Officer